INSIDER TRADING POLICY
And Guidelines with Respect to
Certain Transactions in Company Securities.

This Insider Trading Policy (the “Policy”) provides guidelines to employees, officers, and directors of ANAVEX LIFE SCIENCES CORP. (the “Company”) with respect to transactions in the Company’s securities.

Applicability of Policy

This Policy applies to all transactions in the Company’s securities, including common stock, stock options and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures. It applies to all officers of the Company, all members of the Company’s Board of Directors, all members of the Company’s Advisory Board of Directors and all employees of, and consultants and contractors to the Company and its subsidiaries who receive or have access to Material Nonpublic Information (as defined below) regarding the Company. This group of people, members of their immediate families, and members of their households are sometimes referred to in this Policy as “Insiders.” This Policy also applies to any person who receives Material Nonpublic Information from any Insider.

Any person who possesses Material Nonpublic Information regarding the Company is an Insider for so long as the information is not publicly known. Any employee can be an Insider from time to time, and would at these times be subject to this Policy.

Definition of Material Nonpublic Information

It is not possible to define all categories of Material Nonpublic Information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to a reasonable investor in making an investment decision regarding the purchase or sale of the Company’s securities.

While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include:

  financial results;
  projections of future earnings or losses;
  details of product development plans;
  results of product development;
  news of a pending or proposed merger or joint venture;
  news of the disposition of a subsidiary;
  impending bankruptcy or financial liquidity problems;
  impending spin outs;
  gain or loss of a substantial customer or supplier;
  new product announcements of a significant nature;
  significant product defects or modifications;
  significant pricing changes;
  stock splits or consolidations;
  new equity or debt offerings;
  acquisitions;
  significant litigation exposure due to actual or threatened litigation; and

  major changes in senior management.

Either positive or negative information may be material.

Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public.

Statement of Policy
General Policy

It is the policy of the Company to oppose the unauthorized disclosure of any nonpublic information acquired in the work-place and the misuse of Material Nonpublic Information in securities trading.

1.

Trading on Material Nonpublic Information. No Insider shall engage in any transaction involving a purchase or sale of Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the Company, and ending at the close of business on the second Trading Day (as defined below) following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material. As used herein, the term “ Trading day” shall mean a day on which the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. or any other market on which the Company’s shares are then listed or quoted, is open for trading.

2.

Tipping. No Insider shall disclose (“tip”) any Material Nonpublic Information to any other person (including family members), nor shall such Insider or related person make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company’s securities.

3.	Confidentiality of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden.

Potential Criminal and Civil Liability
and/or Disciplinary Action

1.

Liability for Insider Trading. Insiders may be subject to penalties of up to $1 million and up to ten years in jail for engaging in transactions in the Company’s securities at a time when they have knowledge of Material Nonpublic Information regarding the Company.

2.

Liability for Tipping. Insiders may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Material Nonpublic Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The Securities and Exchange Commission (the “SEC”) has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the National Association of Securities Dealers, Inc. use sophisticated electronic surveillance techniques to uncover insider trading.

3.

Possible Disciplinary Actions. Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans, immediate termination of employment and/or forfeiture of Company options previously granted.

4.

Company Liability. Although responsibility for compliance with this Policy and liability for non- compliance are primarily personal to the individuals involved, violations may result in civil and criminal liability for the Company. Criminal penalties for corporations have been assessed at up to $2.5 million.

Guidelines

1.

Mandatory Black-out Period For Officers, Directors and Certain Employees, Recommended For All Employees. The period beginning two weeks before the filing due date for financial information after the end of each fiscal quarter or year and ending two Trading Days following the date of public disclosure of the financial results for each fiscal quarter or year, is a particularly sensitive period of time for transactions in the Company’s securities from the perspective of compliance with applicable securities laws. This sensitivity is due to the fact that officers, directors and certain other employees will, during that period, often possess Material Nonpublic Information about the expected financial results for the quarter.

Accordingly, to ensure compliance with this Policy and applicable federal and state securities laws, all Insiders having access to the Company’s internal financial statements or other Material Nonpublic Information shall refrain from conducting transactions involving the purchase or sale of the Company’s securities during the period beginning two weeks before the filing due date and ending two Trading Days following the date of public disclosure of the financial results for each fiscal quarter or year (the “Black-out Period”). Unless otherwise advised by the Insider Trading Compliance Officer, the Black-out Period shall be the period indicated above. The purpose behind the Black-out Period is to establish a diligent effort to avoid any improper transactions.

From time to time, the Company may also recommend that directors, officers, selected employees and others suspend trading because of developments known to the Company and not yet disclosed to the public. In such event, such persons are advised not to engage in any transaction involving the purchase or sale of the Company’s securities during such period and should not disclose to others the fact of such suspension of trading.

It should be noted, however, that even outside the Black-out Period, any person possessing Material Nonpublic Information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least two Trading Days, whether or not the Company has recommended a suspension of trading to that person. Assuming the absence of Material Nonpublic Information, trading in the Company’s securities outside of the Black-out Period should not be considered a “safe harbor,” and all directors, officers and other persons should use good judgment at all times.

2.

Pre-clearance of Trades. The Company has determined that all directors, officers and 10% shareholders of the Company should refrain from trading in the Company’s securities without first complying with the Company’s “pre-clearance” process. Each officer and director should contact the Company’s Insider Trading Compliance Officer or Chief Financial Officer prior to commencing any trade in the Company’s securities. If the direction from this Officer is unclear and/or the situation is unclear, further external and competent securities counsel should be sought and the process and advice documented. The Company may find it necessary, from time to time, to require compliance with the pre-clearance process from certain employee’s, consultants and contractors other than and in addition to officers and directors. Any employee with any questions regarding trading in the Company’s securities is encouraged to contact the Insider Trading Compliance Officer or Chief Financial Officer.

3.

Individual Responsibility. Every Insider has the individual responsibility to comply with this Policy against insider trading, regardless of whether the Insider trades even outside the Black-out Period.

An Insider may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting.

Applicability of Policy to Inside Information
Regarding Other Companies

This Policy and the guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company’s customers, vendors or suppliers (“business partners”), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company.

Civil and criminal penalties, and immediate termination of business relationship, may result from trading on inside information regarding the Company’s business partners. All employees should treat Material Nonpublic Information about the Company’s business partners with the same care required with respect to information related directly to the Company.

Certain Exceptions

For the purposes of this Policy, the Company considers that exercise of stock options for cash under the Company’s stock options plans (but not the sale of any such shares) is exempt from this Policy, since the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the stock option agreement or the stock option plan.

Additional Information – Directors and Officers

The Company and the Insiders must comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Securities Exchange Act of 1934, as amended. The practical effect of these provisions is that officers and directors who purchase and sell, or sell and purchase, the Company’s securities within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, the receipt of a stock option under the Company’s stock option plans, not the exercise of that option, is deemed a purchase under Section 16; however, the sale of any such shares is a sale under Section 16. Moreover, no officer or director may ever make a short sale of the Company’s stock. The Company has provided, or will provide, separate memoranda and other appropriate materials to its officers and directors regarding compliance with Section 16 and its related rules.

Inquiries

Please direct your questions as to any of the matters discussed in this Policy to the Company’s Insider Trading Compliance Officer or Chief Financial Officer.

ANAVEX LIFE SCIENCES CORP.

___________________, 2010

Dear Officer, Director or Employee:

Enclosed is a memorandum from Harvey Lalach, COO, Anavex Life Sciences Corp.’s newly appointed Insider Trading Compliance Officer, a copy of the Company’s Insider Trading Policy, and, for officers and directors, a summary of the Ownership Reporting and Short-Swing Trading Rules under section 16 of the Securities Exchange Act of 1934. As described in the Insider Trading Policy, violations of the insider trading laws can result in significant civil and criminal liability. Accordingly, please take the time right now to read the materials provided, and then sign and return the attached copy of this letter.

Very truly yours,

Harvey Lalach, COO

Certification

The undersigned hereby certifies that he or she has read, understands and agrees to comply with the Company’s Insider Trading Policy and, if applicable, the summary of the Ownership Reporting and Short-Swing Trading Rules under section 16 of the Securities Exchange Act of 1934., copies of which were distributed with this letter.

Date:___________________	Signed: __________________________________

Name: __________________________________
(Please Print)

Memorandum

To:      All Employees and Consultants of Anavex Life Sciences Corp. (the “Company”)

From: Harvey Lalach, COO, Insider Trading Compliance Officer

Date:  ___________________, 2010

Re:	Prohibition Against Insider Trading, and Confidentiality Obligations

The Company has adopted a formal Insider Trading Compliance Policy.

This memorandum is to emphasize the Company’s policy against “Insider Trading” and the importance of maintaining the confidentiality of sensitive information about the Company.

1.

It is against Company policy and against the law for any employee, or any other person associated with the Company or its employees, to trade in our common stock while possessing insider information about the Company. A violation of the laws against insider trading can lead to criminal prosecution resulting in prison terms of up to 10 years, and monetary penalties of U.S.$1,000,000 or more. A violation of the Company’s policy may also result in ineligibility for future participation in the Company’s equity incentive plans, immediate termination of employment and/or forfeiture of Company options previously granted.

Many employees have access to inside information about the Company at one time or another. Insider information is information that is not available to the public but which an investor might consider important in deciding whether to buy or sell the Company’s stock. Insider information could include, as examples, anticipated quarterly or annual results of operations, progress towards milestone achievements, new product introductions, discussions of potential orders, discussions of potential customers, discussions of potential suppliers, discussions of any potential or new invention or technologies, discussions of a potential acquisition, or price increases or decreases in the Company’s products.

In the event you possess insider information, you should not trade in our stock until the Company has publicly announced the information by press release or similar means, and the information has been available to the public for two full business days.

Please do not disclose insider information to anyone outside the Company. It is important to maintain the confidentiality of sensitive information to protect the Company’s secrets and information that could benefit our competitors. It is also prudent from the perspective of your potential personal liability – you could be criminally and civilly liable for helping insider trading if you disclose inside information to another person and that person trades in the Company’s stock on the basis of your information (also called “tipping”).

Insider trading laws also apply to any insider information you may have regarding other companies, including information about our vendors and customers that you might obtain in the course of employment. In the event you hold insider information regarding another company, you should not trade in securities of that company until that company has publicly disclosed the information for two full days.

In addition, officers, directors, and certain employees with regular access to particularly sensitive information, please pre-clear all trades with either me or the Chief Financial Officer. Attached is Company’s policy on “Insider Trading”.

ANAVEX LIFE SCIENCES CORP.

Insider Trading Compliance Program – Pre-clearance Checklist

Individual Proposing to Trade: ________________________________________

Compliance Officer:   Harvey Lalach, COO

Proposed Trade (number of shares): ____________________________________

Date: ___________________________________________________________

[ ]	Black-out Period. Confirm that the trade will not be made during the Company’s Black-out Period.

[ ]

Section 16 Compliance. Confirm, if the individual is an officer, director of 10%+ shareholder subject to Section 16, that the proposed trade will not give rise to any potential liability under Section 16 as a result of matched past (or intended future) transactions. With respect to Rule 16b-3 plans, ensure that a stock option has been held for at least 6 months from the date of grant prior to sale of the shares. Also, ensure that a Form 4 has been or will be completed and will be timely filed.

[ ]	Prohibited Trades. Confirm that the proposed transaction is not a “short sale, “put”, “call” or other prohibited or strongly discouraged transaction.

[ ]	Rule 144 Compliance. Confirm that:

	[ ]	Current public information requirement has been met;
	[ ]	Shares are not restricted or, if restricted, the six month holding period has been met;
	[ ]	Volume limitations are not exceeded (confirm the individual is not part of an aggregated group);
	[ ]	The manner of sale requirements have been met; and
	[ ]	The Notice of Form 144 has been completed and filed.

[ ]

Rule 10b-5 Concerns. Confirm that (i) the individual has been reminded that trading is prohibited when in possession of any material information regarding the Company that has not been adequately disclosed to the public, and (ii) the Insider Trading Compliance Officer has discussed with the insider any information known to the individual which might be considered material, so that the individual has made an informed judgment as to the presence of inside information.

____________________________
Signature of Insider Trading
Compliance Officer